UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2007

The Tube Media Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-86244	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, losses and financial condition, liquidity and going concern issues, our ability to obtain financing on acceptable terms, need for additional capital, anti-dilution provisions contained in outstanding securities, the effects of financial restatements, inability to generate sufficient revenues to fund operations, maintaining relationships with broadcast companies, ability to develop advertising revenues, inability to pay payroll taxes, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01  Entry into a Material Definitive Agreement.

On January 2, 2007, the Company entered into a non-binding letter of intent, dated as of December 27, 2006 (the “LOI”), with AutoMedia, Inc. (“AMI”), a Delaware corporation, which provides for the purchase by AMI of substantially all of the assets of the Company for a total purchase price of $10.0 million in cash, referred to as the asset acquisition. The purchase price is subject to adjustment for a bridge financing to be provided to the Company by AMI. The consummation of the asset acquisition and the other transactions contemplated by the LOI is subject to, among other things, the parties entering into a definitive agreement, AMI raising the purchase price through an equity or other securities offering, the Company having no outstanding debt or other obligations on the assets to be acquired by AMI except for permitted obligations as defined in the LOI, the satisfactory completion of due diligence by AMI and the Company’s receipt of a fairness opinion regarding the asset acquisition. The asset acquisition is also subject to the approval of the Company’s stockholders.

The LOI provides that its terms are non-binding until the parties enter into a legally binding definitive agreement with respect to the asset acquisition, except that, provisions described below related to exclusivity, payment of the termination fee, confidentiality, termination of the LOI and governing law are immediately binding upon the parties. As a result of the non-binding nature of a number of the terms contained in the LOI, there can be no assurance as to whether the asset acquisition or other transactions contemplated by the LOI will be consummated or if consummated, the terms of such transactions.

The following description of the material terms of the LOI is qualified in its entirety by reference to the actual agreement attached as Exhibit 10.1 to this Form 8-K.

Prior to the closing of the asset acquisition, the LOI provides that AMI would provide the Company with a secured loan (the “Bridge Financing”) in an amount and upon terms and conditions to be determined by the parties and acceptable to AMI for the purpose of maintaining the assembly and broadcast of The Tube Music Network, as well as director and officer insurance. The loan amount would be subtracted from the purchase price for the asset acquisition described above. The Company would be required to provide security for the Bridge Financing satisfactory to AMI and pay reasonable and customary costs, fees and expenses incurred by AMI or its affiliates. In addition, in connection with the anticipated services agreement to be entered into between AMI and Crawford Satellite Services (“Crawford”) and as additional security for the Bridge Financing, a redundant copy of the physical media that makes up the video content of The Tube Music Network shall be transported to Crawford in Atlanta, Georgia In the event a definitive agreement is not executed or a closing does not occur for any reason, any physical media provided to Crawford or AMI shall be immediately returned to the Company subject to the terms and conditions of the security arrangement to be entered into between the Company and AMI.

In connection with the asset acquisition and subject to the condition that AMI obtain adequate financing and compliance with applicable securities laws, AMI would issue to certain Company stockholders who are also accredited investors, as defined in Rule 501 of Regulation D of the Rules and Regulations of the Securities and Exchange Commission, a specified amount of its common stock based upon the valuation of the combined entity (in accordance with the percentages set forth in the LOI) in exchange for such consideration as to be agreed upon by the parties.

The LOI provides that upon the completion of the asset acquisition, Paul McTear and another individual selected by the Company shall be appointed to AMI’s Board of Directors for a term of three (3) years.

From December 27, 2006 through the earlier of (i) 90 days from the date of execution of the LOI by the Company, or (ii) the date of execution of the definitive agreement (which period is referred to as the exclusive period), the Company will not and will cause its representatives not to, directly or indirectly, solicit any transaction, whereby the stock or assets of the Company would be sold or merged or consolidated with or into any person or entity other than AMI, except as may be required pursuant to the fiduciary obligations of the board of directors of the Company under applicable law. In the event the Company terminates its discussions with AMI during the exclusive period described above, the Company will be required to pay AMI a termination fee of $200,000.

The LOI includes customary provisions for an agreement of this type, including but not limited to, provisions related to cooperation during the due diligence period, access to books and records of the Company as well as its financial and legal advisors and consultants, confidentiality with respect to information disclosed among the parties, compliance with applicable laws in connection with the transactions contemplated by the LOI, and the payment by each party of its expenses, except as provided above.

The LOI and any definitive agreement will be governed and construed in accordance with the laws of the State of Texas and the parties agreed to subject to the jurisdiction of the Texas courts for the resolution of any disputes arising under this LOI or the definitive agreement.
The LOI may be terminated: (i) upon the mutual consent of the parties, (ii) by either party if a definitive agreement is not signed within 120 days of the date of the LOI or (iii) by AMI if it is not satisfied with the results of its due diligence for any reason or if its financing sources advise that they do not desire to fund the asset acquisition or the bridge financing. In the event that the Company terminates the LOI, other than as set forth above due to the failure of the parties to enter into a definitive agreement within the time period provided in the LOI, the Company shall be required to pay reasonable and customary costs, fees and expenses of AMI incurred in connection with the transactions contemplated by the LOI through the date of termination.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Letter of Intent dated as of December 27, 2006 between AutoMedia, Inc. and The Tube Media Corp. (to be filed by amendment or as an exhibit to the Company’s 34 Act reports.)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2007	THE TUBE MEDIA CORP.

	By:	/s/ Celestine Spoden
Name: Celestine Spoden
Title: Chief Financial Officer

Exhibits

10.1	Letter of Intent dated as of December 27, 2006 between AutoMedia, Inc. and The Tube Media Corp. (to be filed by amendment or as an exhibit to the Company’s 34 Act reports.)